A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2022

GENERATION INCOME PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-40771	47-4427295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	401 East Jackson Street, Suite 3300 Tampa, Florida	33602
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813)-448-1234

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GIPR	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	GIPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

On January 14, 2022, Generation Income Properties, L.P., the operating partnership (the “Operating Partnership”) of Generation Income Properties, Inc. (the “Company”), completed an acquisition (the “Acquisition”) of a 2,600 square foot single-tenant retail building in Tampa, Florida occupied by Starbucks for total consideration of approximately $2.2 million.  The consideration for the Acquisition was approximately $2.2 million, consisting of $1.1 million in debt assumption and 110,957 common membership units of the Operating Partnership (the “Issued Units”). As a result of the closing of the Acquisition, on January 14, 2022, the Operating Partnership became subject to the following redemption obligations set forth in a Contribution Agreement (the “Contribution Agreement”) previously entered into on October 11, 2021 by the Operating Partnership and LMB Owenton I LLC (the “Contributor”):  Under the terms of the Contribution Agreement, the Contributor will have the right, beginning on the second anniversary of the closing of the Acquisition, to require the Operating Partnership to redeem, in whole or in part, the Issued Units for either (i) an equivalent number of shares of common stock of the Company or cash in an amount equal to the fair market value of such shares of common stock, or (ii) until 49 months after the closing of the Acquisition, $10.00 per Issued Unit (subject to adjustments for unit splits, reverse splits, or similar recapitalization events).  The redemption rights and other terms of the Issued Units are otherwise governed by the Amended and Restated Limited Partnership Agreement of the Operating Partnership.

The foregoing summary is qualified by reference to the full text of the Contribution Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

On January 14, 2022, the Operating Partnership issued the Issued Units to the Contributor in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).  The offer and sale of the Issued Units (together with the shares of Company common stock issuable pursuant to the redemption of the Issued Units) did not and does not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act, was made without any form of general solicitation to a sophisticated party, and was made with full access to any information requested regarding the Operating Partnership and the Company.

 Item 7.01. Regulation FD Disclosure.

The Company issued a press release on January 19, 2022 announcing the completion of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 and the related information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act except as set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Contribution Agreement, dated October 11, 2021, between Generation Income Properties, L.P. and LMB Owenton I LLC
99.1	Press Release of Generation Income Properties, Inc., dated January 19, 2022

EX-104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERATION INCOME PROPERTIES, INC.

Date: January 20, 2022	By:	/s/ Richard Russell
Richard Russell
Chief Financial Officer